Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              --------------------

                       THE FIRST NATIONAL BANK OF MARYLAND
               (Exact name of trustee as specified in its charter)

UNITED STATES                                                         52-0312840
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

25 SOUTH CHARLES STREET
BALTIMORE, MARYLAND                                                        21201
(Address of principal                                                 (Zip code)
executive offices

                      GREGORY K. THORESON, GENERAL COUNSEL
                       THE FIRST NATIONAL BANK OF MARYLAND
                             25 SOUTH CHARLES STREET
                            BALTIMORE, MARYLAND 21201
                                 (410) 244-3800
                  (Name, address and telephone number of agent
                             for service of process)

                           MILLENIUM SEACARRIERS, INC.
               (Exact name of obligor as specified in its charter)


CAYMAN ISLANDS                                             N/A
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)


C/O UGLAND HOUSE
SOUTH CHURCH STREET
GRAND CAYMAN, CAYMAN ISLANDS
(Address of principal                                  (Zip code)
executive offices)


                 12% FIRST PRIORITY SHIP MORTGAGE NOTES DUE 2005
                       (Title of the indenture securities)

ITEM 1.           GENERAL INFORMATION.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C. 20219.
         Federal Reserve Bank of Richmond, Richmond, Virginia 23261. Federal Deposit Insurance Corporation,
            Washington, D.C. 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         (Because responses from the obligor and the underwriters have not yet been received, Item 2 is at the date hereof based upon incomplete information but is believed to be correct and may be considered to be complete unless modified by an amendment to this Form T-1).

ITEM 16.          LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility.

EXHIBIT

1 A copy of the articles of association of the trustee as now in effect is incorporated herein by refererence to Exhibit 1 to Form T-1 (Exhibit 25 to the Registration Statement on Form S-3, Registration No. 333-27305)

2 A copy of the certificate of authority of the trustee to commence business is incorporated herein by reference to Exhibit T1-2 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-2, Registration No. 2-98697)

3 A copy of the authorization of the trustee to exercise corporate trust powers is incorporated herein by reference to Exhibit T1-3 of Amendment No. 1 to Form T-1 (Exhibit 26 to the Registration Statement on Form S-3, Registration No.
                  33-18373)

4 A copy of the existing bylaws of the trustee is incorporated herein by refererence to Exhibit 4 to Form T-1 (Exhibit 25 to the Registration Statement on Form S-3, Registration No. 333-27305)

5                 Not applicable

6 The consent of the trustee required by Section 321(b) of the
                  Act

7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

8                 Not applicable

9                 Not applicable

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The First National Bank of Maryland, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on August 25, 1998

                                             THE FIRST NATIONAL BANK OF MARYLAND


                                             By: /s/ Donald C. Hargadon
                                                 -------------------------------
                                                 Donald C. Hargadon
                                                 Assistant Vice President

         EXHIBIT 6
         ---------

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issuance by Millenium Seacarriers, Inc., we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                             THE FIRST NATIONAL BANK OF MARYLAND


                                             By: /s/ Donald C. Hargadon
                                                 -------------------------------
                                                 Donald C. Hargadon
                                                 Assistant Vice President

                                                                       EXHIBIT 7

Report of Condition Consolidating Domestic and Foreign Subsidiaries of The First National Bank of Maryland, Baltimore, Maryland at the close of business on June 30, 1998 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.

CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)

ASSETS

Cash and balances due from depository institutions:
         Noninterest-bearing balances
           and currency and coin..................                 $  788,621
         Interest-bearing balances................                        986
Securities:
  Held-to-maturity securities.....................                        -0-
  Available-for-sale securities...................                  2,656,568
Federal funds sold and securities purchased
  under agreements to resell......................                    193,304
Loans and lease financing receivables:
  Loans and leases, net of unearned income........                  6,055,422
  LESS: Allowance for loan and lease losses.......                    103,381
  LESS: Allocated transfer risk reserve...........                      1,400
  Loans and leases, net of unearned income,
         allowance, and reserve...................                  5,950,641
Trading assets....................................                    113,364
Premises and fixed assets (including
  capitalized leases).............................                     95,787
Other real estate owned...........................                      9,751
Investments in unconsolidated subsidiaries
  and associated companies........................                     37,116
Customers' liability to this bank
  on acceptances outstanding......................                     11,050
Intangible assets.................................                     48,819
Other assets......................................                    205,370

         TOTAL ASSETS.............................                 10,111,377
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LIABILITIES

Deposits:
  In domestic offices.............................                 $6,918,347
         Noninterest-bearing..........................              2,382,713
         Interest-bearing.............................              4,535,634
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs........................                    489,086
         Noninterest-bearing..........................                      0
         Interest-bearing.............................                489,086
Federal funds purchased and securities
  sold under agreements to repurchase.............                  1,333,730
Demand notes issued to the U.S. Treasury..........                      6,001
Trading liabilities...............................                     70,580
Other borrowed money:
  With a remaining maturity of one year or less...                        -0-
  With a remaining maturity of more than one year
    through three years...........................                        -0-
  With a remaining maturity of more than three
    years.........................................                        -0-
Bank's liability on acceptances
  executed and outstanding........................                     11,050
Subordinated notes and debentures.................                    174,000
Other liabilities.................................                    362,895

         TOTAL LIABILITIES............................             $9,365,689
                                                                    ---------

EQUITY CAPITAL

Perpetual preferred stock and related surplus.....                        -0-
Common Stock......................................                     18,448
Surplus...........................................                    253,832
Undivided profits and capital reserves............                    465,608
Net unrealized holding gains (losses)
  on available-for-sale securities................                      7,800
Cumulative foreign currency transalation
  adjustments.....................................                        -0-

         TOTAL EQUITY CAPITAL.........................             $  745,688
                                                                    ---------

         TOTAL LIABILITIES AND EQUITY CAPITAL.........            $10,111,377
                                                                   ==========